Exhibit 99.1

Investor Relations Contact:

Pat Gray

(858) 625-2100

pgray@axesstel.com

Axesstel acquires Flexcomm Limited

– Diversifies Business into Network Security Devices and Managed Services–

– Secures $1.2 million in equity financing –

– Welcomes Michael Loh to Board of Directors –

SAN DIEGO, CA – September 25, 2014 – Axesstel (OTCQB: AXST) announced today that is has acquired Flexcomm Limited of Hong Kong in a stock for stock acquisition. Flexcomm Limited’s operating subsidiaries include Flexcomm Technology (Shenzhen) Ltd., a designer and manufacturer of network security devices based in Shenzhen, China, and PT Scan Nusantara, a provider of network security services based in Jakarta, Indonesia.

“The Flexcomm acquisition accomplishes several of our immediate strategic objectives,” said Pat Gray, chief executive officer of Axesstel. “Flexcomm extends our product offerings into additional network communication and security devices. The PT Scan business takes us into network security management on a recurring revenue business model. Finally, the combination provides a platform to take our Home Alert products into Asia, and to access new business opportunities in the rapidly developing Southeast Asia region.”

Flexcomm Limited, founded in 2004, is a provider of wired and wireless routers, modems and other devices for Network Communication, Network Multimedia and Consumer Multimedia products and solutions. Flexcomm Limited, together with Flexcomm Shenzhen, employs a team of mechanical, hardware and software engineers in Shenzhen, China. For the past two years, Flexcomm Limited’s largest selling product has been a network security appliance that has been sold to distributors and value added resellers in Europe and Asia.

Flexcomm Limited owns 85% of PT Scan Nusantara, also founded in 2004, which is engaged in the business of providing network security services, primarily to commercial banks and government agencies in Indonesia. PT Scan operates a network security center which monitors network activity for its customers 24 hours a day, seven days a week. The security monitoring business is based on long term contracts which typically provide for multi-year terms with quarterly payments made in advance. PT Scan is also branching into offering systems integration and managed services for telecommunications providers for the rapidly growing telecommunications market in Indonesia and other Southeast Asian countries.

Flexcomm Limited was founded by Dato’ Michael Loh Soon Gnee. Dato' Loh has had a distinguished career in the semiconductor industry with more than 34 years of experience in wafer fabrication, research and development and assembly, testing and distribution of semiconductor products. Dato' Loh is currently the Executive Chairman and Chief Executive Officer of: ASTI Holdings Limited (SGX:AITH.SI), a publicly-traded company engaged in the business of researching, designing, developing and manufacturing semiconductor equipment; Advanced Systems Automation Limited (SGX:ASDA.SI), a publicly-traded provider of automated semiconductor backend process equipment and precision engineering manufacturing services; Dragon Group International (SGX:DRGN.SI), a publicly-traded investment holding company; Chief Executive Officer of Eoplex, Inc., a Silicon Valley HVPF™ Print-Forming process technology company; and Dragon Technology Distribution Pte. Ltd., a pan-Asia company with operating subsidiaries engaged in the electronic components distribution business. In connection with this transaction, Dato' Loh has become Axesstel’s largest stockholder and was appointed to Axesstel’s Board of Directors.

“This transaction is a good match for both companies”, said Dato' Michael Loh. “The combined company has core competencies in key product and service areas for network communications and security. With operating bases in the United States, China and Indonesia, we have access to key markets for talent, financial resources, manufacturing and service. We believe that we are particularly well positioned to access the markets in the Southeast Asia region, where we expect to see strong demand for computing and communications for several years.”

Concurrently with the Flexcomm Limited acquisition, Axesstel secured an additional $1.2 million equity financing with Dato’ Loh. Pursuant to the terms of a Subscription Agreement, Axesstel sold 6.0 million shares of its common stock to Dato’ Loh for an aggregate purchase price of $1.2 million, or $0.20 per share. Axesstel has agreed to use a portion of the proceeds from the financing to provide working capital to PT Scan Nusantara to support the development of its business.

In connection with the acquisition, Axesstel issued an aggregate of 25.0 million shares of its common stock to the former Flexcomm Limited stockholders. Axesstel has filed a current report on Form 8-K with respect to the Stock Purchase Agreement and the Subscription Agreement. Additional information about the terms of the acquisition, including details of a potential earn out payment and additional agreements between the parties can be found in that report on the SEC’s website at www.sec.gov.

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About Axesstel, Inc.

Axesstel (OTCQB: AXST) is a provider of wireless voice, broadband access and connected home solutions for the worldwide telecommunications market. Axesstel’s best in class product portfolio includes phones, wireline replacement terminals, security alert systems, and 3G and 4G broadband gateway devices. These products are used for voice calling, high-speed data access, and connected home management services. The company has supplied millions of devices to leading telecommunications operators and distributors in over 50 countries worldwide. Axesstel is headquartered in San Diego, California. For more information on Axesstel, visit www.axesstel.com.

About Flexcomm Limited.

Flexcomm Limited was founded in 2004 and is a world leading provider of Network Communication, Network Multimedia and Consumer Multimedia products and solutions which are based on Intel® network processors, Intel® XScale® technology, Marvell® PXA and Armada processor, Atheros, Broadcom, MTK, and Sigma Designs technology. Flexcomm Limited strives to develop best in class products and solutions to meet the global market’s growing demands for faster, more compatible and easy-to-use solutions. Flexcomm Limited’s passion and understanding of network and embedded technology and its customers’ requirements enable it to help its customers go to market more quickly with lower risk.  Flexcomm Limited is headquartered in Hong Kong, with offices in Shenzhen, China. and Penang, Malaysia.

About PT Scan Nusantara.

PT Scan Nusantara was founded in 2004 and is a leading provider of network security solutions and services. PT Scan Nusantara operates a network security center that monitors network activity for its customers 24 hours a day, seven days a week. The company is a trusted provider of security solutions and services to some of the largest financial and commercial institutions in Indonesia.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements relating to the anticipated benefits to be received from the Flexcomm Limited acquisition, the timing and success of product launches, the ability to expand Axesstel’s business and penetrate new markets, the availability of new business opportunities and Axesstel’s ability to execute on those opportunities. Axesstel wishes to caution readers that actual results could differ materially from those suggested by the forward-looking statements due to risks and uncertainties and a number of important risk factors. Those factors include but are not limited to the risk factors noted in Axesstel's filings with the Securities and Exchange Commission, including the need for additional working capital; economic and political instability in developing markets served by Axesstel; unforeseen manufacturing difficulties, unanticipated component shortages, competitive pricing pressures and the rapidly changing nature of technology and frequent introductions of new products and enhancements by competitors; the competitive nature of the markets for Axesstel's products; product and customer mix; Axesstel's need to gain market acceptance for its products; dependence on a limited number of large customers; potential intellectual property-related litigation; Axesstel's need to attract and retain skilled personnel; and Axesstel's reliance on its contract manufacturers. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axesstel undertakes no obligation to revise or update this press release to reflect events or circumstances occurring after this press release.

© 2014 Axesstel, Inc. All rights reserved. The Axesstel logo is a trademark of Axesstel, Inc.

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